Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF
CERTIFICATE OF INCORPORATION
OF
PAID, INC.
PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.
RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the FOURTH Article thereof so that, as amended said Article shall add the following two paragraphs:
Effective at 12:01 a.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article FOURTH of the Certificate of Incorporation (the “Reverse Split Effective Time”), each share of the Common Stock, par value $0.001 per share, of the corporation outstanding at the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified and changed into three thousand (1/3000) of a share of Common Stock, par value $0.001 per share, of the corporation; provided, however, that (i) if the foregoing reverse stock split (the “Reverse Split”) would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share (“Fractional Shares”), such Fractional Shares shall, without any action on the part of the holder thereof, automatically be canceled in the Reverse Split; (ii) in the Reverse Split, all of the Fractional Shares shall automatically be converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Shares; and (iii) the number of authorized shares of Common Stock after giving effect to the Reverse Stock Split shall remain unchanged so as to give effect to the Forward Split set forth in the next paragraph of this Article FOURTH.  For purposes hereof, the term “Trading Value” of any Fractional Shares shall mean the product of:  (A) the average daily closing price per share of the common stock on the OTCQB (or other applicable marketplace of the OTC Markets Group) for the five trading days immediately before and including the effective date of the Reverse/Forward Split, multiplied by (B) the number of shares of Common Stock that were converted into such Fractional Shares as a result of the Reverse Split.  From and after the Reverse Split Effective Time, each holder of Fractional Shares shall have no further interest as a stockholder in the corporation in respect of such Fractional Shares.
SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.
FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on December 30, 2016 at 12:01 a.m.
IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this 20th day of December, 2016.
PAID, INC. By: /s/ W. Austin Lewis, IV
W. Austin Lewis, IV

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PAID, INC.
PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.
RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the FOURTH Article thereof so that, as amended said Article shall add the following two paragraphs:
Effective at 12:02 a.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article FOURTH of the Certificate of Incorporation (the “Forward Split Effective Time”):  (i) each whole share of the Common Stock, par value $0.001 per share, of the corporation outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified and changed into three hundred (300) shares of Common Stock, par value $0.001 per share, of the corporation (the “Forward Split”); and (ii) fractions of a share outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall be proportionately reclassified and changed.
SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.
THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.
FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on December 30, 2016 at 12:02 a.m.
IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this 20th day of December, 2016.
PAID, INC.
By: /s/ W. Austin Lewis, IV
W. Austin Lewis, IV

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PAID, INC.
PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.
RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the SIXTH Article thereof so that, as amended, the following sentence shall be added to the end of said Article:
With respect to any matter coming before the board of directors where there is an even number of members on the board of directors and a vote has been taken that results in a deadlock because the vote is tied, the matter shall be reintroduced for a vote by the board of directors and the Chairman of the board of directors shall cast the deciding vote.
SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.
THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.
FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on December 30, 2016 at 12:03 a.m.
IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this 20th day of December, 2016.

PAID, INC.
By: /s/ W. Austin Lewis, IV
W. Austin Lewis, IV

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PAID, INC.
PAID, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST:  That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.
RESOLVED, that the Certificate of Incorporation of PAID, Inc. be amended by changing the FOURTH Article thereof so that, as amended said Article shall be and read in its entirety as follows:
“FOURTH:  The amount of total authorized capital stock of the corporation shall consist of 45,000,000 shares, consisting of (i) 25,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
(a) COMMON STOCK.
(i) General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.
(ii) Voting.  The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the Certificate of Incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation.  There shall be no cumulative voting.
The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.
(iii) Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

(iv) Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.
(b) PREFERRED STOCK.
Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.
Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.
The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.”
SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.
THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.
FOURTH:  That this Certificate of Amendment to the Certificate of Incorporation shall be effective on December 30, 2016 at 12:04 a.m.
IN WITNESS WHEREOF, said PAID, Inc. has caused this Certificate to be executed, acknowledged and filed by its President this 20th day of December, 2016.

PAID, INC. By: /s/ W. Austin Lewis, IV
W. Austin Lewis, IV President

CERTIFICATE OF DESIGNATIONS OF PREFERRED STOCK
OF
PAID, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:
1. The name of the Corporation is PAID, Inc., a Delaware corporation (the “Corporation”).
2. The Corporation’s Board of Directors (the “Board of Directors”) duly adopted the following resolution at a meeting of the Board of Directors held on December 19, 2016:
WHEREAS, the Corporation’s directors have reviewed and approved the Certificate of Designations (“Certificate of Designations”), attached hereto and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series A Preferred Stock, $.001 par value per share; now, therefore, be it
RESOLVED, that the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Delaware the Certificate of Designation in accordance with the Delaware General Corporation Law and to take all other actions that such officers deem necessary to effectuate this Certificate of Designations.
A. SERIES A PREFERRED STOCK
5,000,000 shares of the authorized Preferred Stock of the corporation have been designated “Series A Preferred Stock”, each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.
Section 1. Coupon Payment.
(a) Rate. Holders of the shares of Series A Preferred Stock shall be entitled to receive a cumulative 1.5% per annum coupon payment on the value of $0.45 per share of Series A Preferred Stock.  In lieu of cash, in the Board of Director’s discretion, payment shall be in equal value in additional shares of Series A Preferred Stock based on the same fair market value of one share of common stock of the corporation as of the prior 30-day closing average for the month immediately preceding the Coupon Payment Date as set forth on an listed exchange, or if not so listed, on any applicable exchange selected in the discretion of the Board of Directors.
(b) Payout.   Payments shall accrue annually as of January 1 of each year (the “Coupon Payment Date”) and shall remain unpaid unless and until the Board of Directors determines in its sole discretion to make such payment.  Rights to unpaid Coupon payments shall be held by the holder of the Series A Preferred Stock.  The period from and including the initial issue date of the Series A Preferred Stock, or the immediately preceding Coupon Payment Date, as the case may be, to but excluding the next Coupon Payment Date is a “Coupon Period.”  Coupons accrue in each Coupon Period from the first day of such Coupon Period, whether or not Coupons are paid with respect to any prior Coupon Period.  Coupons payable on the shares of Series A Preferred Stock for any Coupon Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and Coupons payable on the shares of Series A Preferred Stock for any subsequent Coupon Period will be computed on the basis of a 360-day year and the number of days actually elapse.

(c) No Interest; Notice. No interest will be payable in respect of any Coupon payment on shares of Series A Preferred Stock that may be in arrears. If the Board of Directors of the corporation determines not to pay any Coupon or a full Coupon on a Coupon Payment Date, the corporation will provide, or cause to be provided, written notice to the holders of the shares of Series A Preferred Stock prior to such date.
Section 2. Liquidation, Dissolution, or Winding-Up.
(a) Distributions to Holders of Preferred Stock.  In the event of any liquidation, dissolution, or winding-up of the corporation, whether voluntary or involuntary (a “Liquidation”), the holders of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the corporation available for distribution to shareholders, before any payment is made to or set aside for the holders of shares of any other class or series of capital stock, as follows: in respect of each share of Series A Preferred Stock held by such holder, an amount per share equal to the sum of (A) $3.30 (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A Preferred Stock plus (B) an amount equal to the aggregate of all Coupon accrued but unpaid in respect of such share of Series A Preferred Stock.
After payment in accordance with the foregoing has been made in full to the holders of Series A Preferred Stock, or funds necessary for such payment have been set aside by the corporation in trust for the exclusive benefit of such holders so as to be available for such payment, any assets remaining available for distribution will be distributed ratably among the holders of shares of Series A Preferred Stock and Common Stock, respectively, with each holder of one or more shares of Series A Preferred Stock being entitled to receive in respect thereof the same kinds and amounts of such assets as such holder would be entitled to receive if such holder held the number of shares of Common Stock on a one-for-one basis.
(b) Deemed Liquidations.  A consolidation or merger of the corporation with or into any other person(s) or entity(-ies) (other than a wholly owned subsidiary of the corporation) or a sale (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of the corporation or all or substantially all of the intellectual property rights of the corporation, or other similar transaction, will be regarded as a liquidation, dissolution, or winding-up of the affairs of the corporation within the meaning of this Section 2.
(c) Non-Cash Distributions.  In the event of a liquidation, dissolution, or winding-up of the corporation resulting in the availability of assets other than cash for distribution to the holders of shares of Series A Preferred Stock, the holders of Series A Preferred Stock will be entitled to a distribution of cash and/or other assets equal in value to the liquidation preference and other distribution rights stated in Section 2(a).  In the event that such distribution to the holders of shares of Series A Preferred Stock will include any assets other than cash, the Board of Directors will first determine in good faith and with due care the value of such assets for such purpose, and will notify all holders of shares of Series A Preferred Stock of such determination.  The value of such assets for purposes of the distribution under this Section 2(c) will be the value as so determined by the Board of Directors.
Section 3. Voting Rights.  Except as otherwise expressly provided herein or as required by applicable law, the holders of each share of Series A Preferred Stock will not be entitled to vote on any matters submitted to a vote or consent of stockholders.
Section 4. Conversion.  Shares of Series A Preferred Stock will not be convertible into shares of Common Stock and/or other securities, properties, or rights.
Section 5. Reissuance of Shares of Preferred Stock.  Shares of Series A Preferred Stock acquired by the corporation by reason of redemption, purchase or otherwise acquired (other than conversion), at the discretion of the Board of Directors, may be reissued by the Board of Directors at any time or from time to time.

Section 6. Notices of Capital Reorganization, etc.  In the event there is to occur any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, or any transfer of all or substantially all of the assets of the corporation to any other company, or any other entity or person, or any voluntary or involuntary dissolution, liquidation, or winding-up of the corporation, the corporation will deliver to each holder of Series A Preferred Stock, in accordance with Section 8(a), prior to the proposed effective date of the transaction specified therein, a notice specifying (a) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (b) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.
Section 7. Other Rights.  Shares of Series A Preferred Stock will have only those rights set forth herein or as required by the Delaware General corporation Law.
Section 8. Miscellaneous.
(a) Notices.  All notices, requests, payments, instructions or other documents to be given hereunder will be in writing and will be delivered by hand, by telecopier, by electronic delivery (including e-mail), by facsimile, by express overnight courier service or mailed by first class mail, postage prepaid.  Notices provided in accordance with this Section 8(a) will be deemed delivered upon personal delivery, receipt by telecopy, email or overnight mail, or 48 hours after deposit in the mail in accordance with the above.
(b) Transfer Agents. The corporation may appoint, and from time to time discharge and change, a transfer agent for Series A Preferred Stock.  Upon any such appointment or discharge of a transfer agent, the corporation will send written notice thereof to each holder of record of Series A Preferred Stock.
Section 9. Effective Time. This Certificate of Designation shall be effective at 12:05 a.m. on December 30, 2016.
3. The undersigned further certifies that the authorized number of shares of Preferred Stock is 20,000,000 and that the authorized number of shares of the Series A Preferred Stock, none of which has been issued, is 5,000,000.
4. The resolution set forth above has been duly adopted by all necessary action on the part of the Corporation.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned officer of the Corporation as of December 20, 2016.

PAID, INC. By: /s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President